                                                                    EXHIBIT 10.1

             OPTION AGREEMENT RELATING TO LAND AT CLEVELAND QUARRIES

This "Option Agreement" is made and entered into this 24th day of May 2004 by and between AMERICAN STONE CORPORATION, having an address at 230 West Main Street, South Amherst, Ohio 44001 (the "Grantor") and TRANS EUROPEAN SECURITIES INTERNATIONAL LLP or other designee of Neil Pike, having an address at Squire, Sanders & Dempsey L.L.P., c/o Stephen J. Crawford, Esq., 4900 Key Tower, 127 Public Square Cleveland, Ohio 44114-1304 (the "Grantee").

      1. In consideration of the sum of $250,000.00 ("Option Fee") paid by the Grantee to the Grantor in accordance with the terms hereof. Grantor does hereby grant to Grantee an exclusive option ("Option") to purchase the property more particularly described on Exhibit A attached hereto and incorporated herein (the "Property") for the sum (the "Purchase Price") of Twenty-Three Million Seven Hundred and Forty Thousand and No/100 Dollars ($23,740,000.00) at any time during the period commencing on the date hereof and ending on the last day of the fifteenth (15th) month thereafter on August 31, 2005 (the "Option Period"), on the terms and conditions contained herein.

      2. The Option Fee shall be paid in two equal installments of $125,000.00 each, one installment due on the date hereof (as a condition to the effectiveness hereof), and the second installment payable on the two hundred seventieth (270th) day hereafter (i.e., February 18, 2005).

      3. The Option may be exercised by Grantee at any time within the Option Period on receipt by Grantor of written notice given by or on behalf of the Grantee which references this Agreement, which notice ("Option Notice") shall be signed by Grantee or on the Grantee's behalf and delivered to the Grantor at its address set forth above.

      4. The date of receipt by Grantor of the Option Notice shall be deemed to be the date of exercise of the Option.

      5. Grantee intends to improve and use the Property for development of a mixed-use project (the "Project") or any other lawful purpose Grantee may desire, in its sole and exclusive discretion ("Grantee's Use"). It is therefore a condition of Grantee's obligation to close hereunder that, prior to closing (hereinafter defined), Grantee secures all governmental and non-governmental permits, licenses, access and right-of-way agreements and approvals, including, but not limited to, building, excavation, signs, special use, curb cuts, utilities, environmental and sanitary facilities permits form the Government (hereinafter defined) which are required or may be desired for the construction and operation of such improvements for Grantee's Use ("Permits").

                                  Exhibit 10.1
                                  Page 1 of 13

      6. Grantee shall have the right at all times either prior to the expiration of the Option Period or subsequent to the exercise of the Option but prior to Closing, to make application for and diligently pursue the issuance of the Permits and shall prepare or cause to be prepared all plans and specifications required therefor. Permits shall be deemed to have been obtained only after being lawfully issued and after all application periods for appeal contesting such issuance have expired with no appeals having been taken, or if any appeals have been taken, such appeals having finally been resolved in favor of such issuance. If the Property is not presently zoned, platted, subdivided or lot split to permit the transfer, improvement and use of the Property for Grantee's Use, Grantee, at its sole expense, may take all necessary and proper steps and proceedings to obtain a change or existing zoning, platting, variance in zoning, subdivision, lot split, or other order appropriate under the applicable zoning laws and regulations desired for Grantee's Use and improvement of the Property ("Zoning"). In the event that Grantee obtains a change in Zoning but then terminates this Agreement, upon Grantor's request Grantee shall cooperate to again change the Zoning to that which exists on the date hereof (all Grantee's expense).

      7. Grantor shall reasonably cooperate with Grantee and assist Grantee, at Grantee's cost, to secure the Permits and Zoning and any easements in such form as reasonable requested by Grantee and within Grantor's control to grant or obtain, including filing any applications or actions therefor or joining with Grantee therein, provided that the foregoing does not impose any cost or liability on Grantor or its property. Grantor shall execute any documents reasonably required by any federal, state, local, or other governmental agencies, authorities, instrumentalities, departments or bodies ("Government"), to the extent required by the Government, for the purpose of securing Permits and Zoning. Grantee shall have the right to decide, in its sole and exclusive discretion, whether or not to institute any application, proceedings or litigation, or otherwise take, pursue, defend or participate in the defense of any judicial or administrative appeals from any grant or denial, or upholding or reversal of any grant or denial, of any of all Permits or Zoning. Grantee shall have the right, in its sole and exclusive discretion, to abandon or terminate any of the foregoing activities at any time and at any stage thereof. If Grantee shall, in its sole or exclusive discretion, decide not to institute (or having instituted, to abandon or terminate) any application, proceeding or litigation to obtain the requisite Permits or Zoning, if the Grantee is unable to obtain the same, or if any litigation is threatened or initiated to prevent or hinder the improvement or use of the Property for Grantee's Use, then in any such event, Grantee may terminate this Option, and Grantor shall retain the Option Fee.

      8. Grantee shall not be obligated to dedicate any Property, accept or give any concessions or conditions to secure Permits or Zoning, or improve or develop the Property or adjacent lands, streets or highways or pay any impact or development fees or incidental costs in order to secure Permits or Zoning required for Grantee's Use. At Closing Grantor shall transfer to Grantee, where transferable by law, all existing Permits owned by Grantor which are required or desired for Grantee's Use. The Grantee shall keep the Grantor fully and properly informed in writing of the process of such application and any connected appeal or other proceedings and supply the Grantor upon written request with copies of all relevant documents and correspondence relating thereto. Grantor shall not file any objection to or oppose any Permit, Zoning, application, proceeding, litigation, defense, or appeal undertaken by Grantee in pursuit of Grantee's Use.

                                  Exhibit 10.1
                                  Page 2 of 13

      9. The Grantor hereby agrees that if at the expiration of the Option Period the Grantee shall have received a refusal of the Permits and Zoning or an approval of the Permits and Zoning which is subject to a conditions or conditions, an in either case shall desire to appeal or shall be in the process of an appeal against such refusal or condition or conditions then the Option Period shall be extended so as to expire 98 days after the Grantee shall have received the decision notice in writing of such appeal or otherwise after any appeal in respect of such decision notice instigated by or on behalf of the Grantee shall have been finally disposed of.

      10. If at the expiration of the Option Period, as may have been extended pursuant to the preceding paragraph, the Government shall have issued a refusal of the proposed Project but shall indicate in writing that such approval would be granted subject to further agreements, the Option Period shall be extended so as to enable the Grantee to negotiate and enter into such an agreement and to allow the Grantee to submit any necessary and further applications for planning permission and the Option Period shall expire 98 days after the refusal was issued.

      11. In the event that Grantee exercises the Option as provided herein, Grantor agrees to sell and convey to Grantee, and Grantee agrees to purchase and accept from Grantor, the Property on the following terms and conditions:

            (a) The Purchase Price shall be subject to a credit toward such Purchase Price in the amount of the Option Fee paid to Grantor by Grantee and to other credits, costs and prorations as set forth herein. The Purchase Price shall be payable as follows:
                  (i) on the Closing Date, the sum of Five Million and No/100 Dollars ($5,000,000.00), (ii) on the first anniversary of the Closing Date, the sum of Ten Million and No/100 Dollars ($10,000,000.00), (iii) on the second anniversary of the Closing Date, the balance of Purchase Price, acknowledging a credit toward such balance in the amount of the Option Fee paid to Grantor by Grantee. Grantee's obligation to pay the Purchase Price to the Grantor shall be evidenced by a cognovit promissory note, mortgage, assignment of rents and leases, and such other customary financing instruments (collectively, "Grantor Financing") as required by Grantor and shall be in form and substance as required by Grantor. In the event that Grantee fails in its obligations to pay the Purchase Price to Grantor, Grantor may foreclose and re-take the Property without any requirement to repay any portion of the Purchase Price to the Grantee.

            (b) The closing for the transaction contemplated by this Option Agreement ("Closing Date") shall be thirty (30) days following the date the Option is exercised, or the expiration of the Option Period, whichever is later, whether or not the Permits and Zoning have been obtained.

                                  Exhibit 10.1
                                  Page 3 of 13

            (c) On the Closing Date, Grantor shall convey to Grantee indefeasible for simple title to the Property by good and sufficient limited warranty deed (the "Deed") free and clear of all liens and encumbrance whatsoever except (i) easements, restrictions and rights of record approved by Grantee in accordance with Section 16, (ii) taxes and assessments, both general and special, which are a lien but not yet due and payable, (iii) zoning and building regulations and ordinances, if any, (iv) rights of parties in possession, (v) in the event Grantee elects not to prepare a survey, matters which would be disclosed by an accurate survey and inspection of the Property, and (vi) the Grantor Financing (collectively, "Permitted Encumbrances").

            (d) All documents and funds necessary to the completion of this transaction (the "Closing"), including Grantee's Statement of Value, as required by law, shall be placed in escrow with the Escrow Agent, in sufficient time to permit transfer of title to the Property on the Closing Date.

                  1. On the Closing Date, all Closing Costs except for pro-rated real estate taxes, which shall be paid by the Grantor, shall be satisfied by the Grantee.

                  2. The Escrow Agent shall prorate and adjust as of the Closing Date all real estate taxes, using the last available valuation and tax rate for the Property. The Escrow Agent shall make a special tax search, both of record and with the appropriate governmental bodies, and prorate unpaid installments of special assessments and other assessments for governmental improvements completed prior to the date of this Agreement. Grantor shall obtain and be responsible for all final utility bills.

                  3. The Escrow Agent shall charge (i) to Grantor, the cost of discharging any mortgage or other lien encumbering the Property and all prorations to which Grantee is entitled under the above paragraph; and (ii) to Grantee, the cost of the filing the Deed for record, all prorations to which Grantor is entitled, the real property conveyance fee, any escrow fees, the cost of title examination and premium for the policy of title insurance and every other closing cost whatsoever.

12. Should Grantor default in the performance of any of its obligations set forth in this Option Agreement or should there be a breach of any of the Grantor's representations and warranties, including but not limited to those relating to the environmental condition of the Property, then, whether or not the Option is exercised, Grantor shall promptly return the Option Fee, or so much thereof as shall have then been paid, to Grantee and the Option and this Option Agreement shall thereupon terminate (except with respect to these provisions which expressly survive the termination hereof). In addition, Grantee shall be entitled to exercise all remedies as may be available to it either at law or in equity. The parties acknowledge that should Grantor default in the performance of any of its obligations under this Option Agreement, there will be no adequate remedy at law available to Grantee, and if Grantee so elects, Grantee shall be entitled to specific performance of all of Grantor's obligations under this Option Agreement.

                                  Exhibit 10.1
                                  Page 4 of 13

13. If Grantee fails to pay Grantor the second installment of the Option Fee, Grantor shall have the right to retain the first installment, and the Option and this Option Agreement shall thereupon terminate (except with respect to these provisions which expressly survive the termination hereof). In addition, Grantor shall have the right to retain the Option Fee if Grantee fails to exercise the Option prior to the expiration of the Option Period. Further, if Grantee exercises the Option, but following exercise, Grantee fails to close the purchase by the Closing Date (unless the failure is caused by Grantor's default or breach by Grantor of any of its representations or warranties), then Grantor shall have the right to retain the Option Fee and the Option and this Option Agreement shall thereupon terminate (except with respect to these provisions which expressly survive the termination hereof). In addition to the remedies set forth above, Grantor shall be entitled to exercise all remedies as may be available to it either of law or in equity.

14. Notwithstanding anything to the contrary in this Option Agreement, under no circumstances shall any party be liable to any other party at law or in equity and whether based on contract, tort, or otherwise, for any indirect, incidental, consequential, or punitive damages as a result of the performance or non-performance of the obligations imposed pursuant to this Agreement irrespective of the causes thereof, including fault or gross negligence or willful misconduct, and the parties hereby irrevocably waive any claim against each other for any such incidental, consequential, multiple, special, or punitive damages.

15. The Grantor shall within a period of fourteen (14) days from the date hereof (June 7, 2004) engage Surety Title Agency, Inc., 1010 Leader Building, 526 Superior Avenue E., telephone: 216-589-8299 ("Title Company" and "Escrow Agent"), or such other reputable title company acceptable to the Grantee as the title agent for purposes of the transaction contemplated hereby and as escrow agent (in such capacity the Title Company is sometimes referred to as the "Escrow Agent") and cause the Title Company to provide Grantee with a written commitment (the "Commitment") for an ALTA Owner's Fee Policy of Title Insurance ("Title Policy") in the amount of the Purchase Price, insuring title to the Property to be good in Grantee after the Deed is filed for record, together with copies of all exception referred to or listed therein. Prior to the expiration of the Option Period, Grantee or Grantee's attorney shall notify Grantor or Grantor's attorney in writing of any defect(s) in title to the Property, as evidenced by the Commitment, to which Grantee objects. Grantor shall have until the expiration of the Option Period to provide Grantee written notice and reasonable assurances that said defect(s) will be removed prior to the Closing Date, or to cause Escrow Agent, at Grantee's expense, to commit to insure over such defect(s) and to provide Grantee with evidence thereof at which time the title contingency shall deem to be satisfied; provided, however, that Grantor shall be under no obligation to cure any such defect. In the event that on the Closing Date said defect(s) are not removed, insured over by Escrow Agent, or waived in writing by Grantee, Grantee shall have the option either to: (i) accept title to the Property subject to such title defect(s) without a diminution of the Purchase Price, in which event such defect(s) shall be deemed approved by Grantee and the title contingency shall be deemed to be satisfied, or (ii) terminate this Option Agreement, whether or not the Option has been exercised, in which event Grantor shall immediately refund to Grantee the Option Fee, or so much thereof as shall have been paid to Grantor, without interest, and the parties shall be released from all further obligations under this Option Agreement (except those obligations which expressly survive the termination hereof).

                                  Exhibit 10.1
                                  Page 5 of 13

16. The Grantor hereby consents to the Grantee having access to Property, at all times either prior to the expiration of the Option Period or subsequent to the exercise of the Option but prior to Closing, for the purpose of carrying out site surveys, conducting soil tests, conducting environmental site assessments, and other inspections. Grantee agrees to repair any damage to the Property and to indemnify against and hold Grantor harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) damages or injuries arising out of or resulting from the inspection or testing of the Property by Grantee or its agents, and notwithstanding anything to the contrary in the Agreement, such obligations to indemnify and hold harmless Grantor shall survive Closing or any termination of this Agreement.

17.  (a)    At all times subsequent to the date hereof, Grantee shall pay to
            Grantor, on the first day of each calendar quarter continuing into perpetuity, twenty-five percent (25%) of any and all Net Profit
            (hereinafter defined) arising from the operation of the Property or any sale of all or part of the Property or transfer of an interest in this Option Agreement ("Grantor Profit Sharing"), except for Net
            Profit attributable exclusively to Residential Sales of the Property
            (hereinafter defined). For purposes of this Option Agreement, "Net
            Profit" in a selling context, shall mean gross sales price minus
            $25,800 per acre; "Net Profit," in a context where the Grantor generates income without a sale, shall mean all revenue from the transaction. "Residential Sales of the Property" shall mean a sale or lease by Grantee (or any affiliate in which Grantee has a controlling interest, an "Affiliate") of any portion of the Property where the buyer/lessee/transferee is acquiring a portion or all of the Property exclusively for residential use, including but not limited to a sale or lease of any single- family or multi-family residential dwelling unit(s), the sale or lease of any single-family or multi-family residential lot(s), or the sale or lease of any portion of the Property to a developer or developers which are not an Affiliate for single-family or multi-family residential use as opposed to any commercial, hotel, motel, recreational or other use unrelated to permanent private living quarters. In a transfer of all or a portion of the Property where the transferee is acquiring a portion or all of the Property for residential use and nonresidential use, the Grantor Profit Sharing will apply to the proceeds of the transfer applicable to the entire nonresidential portion of said transaction. The provisions contained in this
            Section 17 shall be binding upon Grantee and all of its Affiliates at all times.

      (b) At the time of each payment of Grantor Profit Sharing, Grantee shall furnish such documentation evidencing the calculation of the Grantor Profit Sharing as reasonably required by Grantor. At Closing, Grantor and Grantee agree to record in the Lorain County records, an agreement in form and substance acceptable to Grantor, evidencing Grantor's rights to such Grantor Profit Sharing, which shall include, without limitation, the right of Grantor to examine the books and records of Grantee with respect the Property.

                                  Exhibit 10.1
                                  Page 6 of 13

18. Grantor represents and warrants to, and covenants with, Grantee, as follows, effective as of the date of this Option Agreement and as of the Closing Date:

      (a) Grantor has all necessary corporate power and authority to own the Property, to enter into this Option Agreement, and to execute the Option Agreement.

      (b) Grantor has good and indefeasible title to the Property, subject only to the Permitted Encumbrances.

      (c) There are no other agreements for the sale of the Property which remain effective as of the date hereof.

      (d) Grantor's execution, delivery or performance of this Option Agreement will not constitute a default under Grantor's organizational documents any agreement, lease, indenture, order or other instrument or document by which Grantor or any of the Property may be bound, and does not and will not violate any provision of municipal, state or federal, statutory or otherwise, to which Grantor or the Property may be subject.

      (e) To Grantor's actual knowledge, the Property is in material compliance with all applicable federal, state and local statutes, laws, ordinances, orders, requirements, rules and regulations (including, but not limited to, zoning and environmental laws).

      (f) No notice of violation of any applicable federal, state or local statute, law, ordinance, order, requirement, rule or regulation, or of any covenant, condition, restriction or easement affecting the Property, or with respect to the maintenance, use or occupancy of the Property, has been received by Grantor from any governmental authority having jurisdiction over the Property or by any other person entitled to enforce the same.

      (g) To Grantor's actual knowledge, no toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyl, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601-9657, as amended) have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, nor has any such activity been undertaken on the Property.

                                  Exhibit 10.1
                                  Page 7 of 13

            The parties agree that (i) Grantee is relying upon the representations and warranties of Grantor as aforesaid, (ii) the same are a material inducement to Grantee entering into this Option Agreement, (iii) all such representations and warranties shall continue to be true on the Closing Date, and (iv) the same shall survive the filing of the Deed and the consummation of the transaction contemplated hereby. Subject to Section 14, Grantor agrees to, and does hereby, indemnify Grantee and hold it harmless from and against any and all liability, loss, cost or expense (including reasonable attorney's fees) arising out of or in any way connected with any misrepresentation or breach of warranty or covenant of Grantor contained in this Agreement.

      19.   The Grantor further agrees:

            (h) This Option Agreement shall not become effective and binding until fully executed by both Grantor and Grantee.

            (i) All notices, demands and/or consents provided for in this Option Agreement shall be in writing and shall be delivered to the parties hereto by hand, by nationally recognized overnight courier or by United States Mail (Certified Mail Return Receipt Requested) with postage pre-paid. Such notices shall be deemed to have been served on the date delivered to the other party, deposited with the overnight courier or postmarked, as the case may be. All such notices and communications shall be addressed to the Grantor and to Grantee a the address specified in the first paragraph of this Agreement or at such other address as either Grantee or Grantor may specify to the other in writing delivered in accordance with this paragraph.

            (j) This Option Agreement shall, in all respects, be governed by, construed, applied and enforced in accordance with the laws of the State of Ohio, without regard to the conflict of laws principles thereof.

            (k) This Option Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective heirs, successors, and/or assigns, to the extent as if specified at length throughout this Option Agreement, provided that this Option Agreement is not assignable by Grantor without the written consent of Grantee, which consent shall not be unreasonably withheld, delayed or conditioned.

            (l) Time is of the essence of the Option Agreement; provided, however, that whenever under the terms of this Option Agreement the time for performance of a covenant or condition, or delivery of any instrument, falls upon a day that is not a business day, such time for performance and/or delivery shall be extended to the next business day.

            (m) The headings inserted at the beginning of each paragraph and/or subparagraph are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any terms or provisions hereof.

                                  Exhibit 10.1
                                  Page 8 of 13

      (n) Any cost and/or fees incurred by the Grantee or Grantor in executing this Option Agreement shall be borne by the respective party incurring such cost and/or fee.

      (o) This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Option Agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Option Agreement to physically form one document.

      (p) If any term, provision or condition of this Option Agreement is found to be or is rendered invalid or unenforceable, it shall not affect the remaining terms, provisions and conditions of this Option Agreement, and each and every other term, provision and condition of this Option Agreement shall be valid and enforceable to the fullest extent permitted by law.

      (q) Grantor and Grantee agree that neither party will file this Option Agreement for record in the official real estate records of the county in which the Property is located; however each party shall, on the date hereof, duly execute and acknowledge a memorandum of this Option Agreement in the form of Exhibit B attached hereto and incorporated herein which may be filed for record by either party.

      (r) Notwithstanding anything contained in this Agreement to the contrary, the Option shall be exercised, if at all, no later than August 31, 2005.

      (s) Each party represents to the other that there is no broker or other person who may be entitled to a commission or similar fee in connection with this transaction. Each party agrees to defend, indemnify and save harmless the other from and against all other claims for brokerage or other commissions or similar fees or compensation for any service rendered at its instance in connection with this Option Agreement.

                                  Exhibit 10.1
                                  Page 9 of 13

      IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed under proper authority.

                           GRANTOR:

                           AMERICAN STONE CORPORATION

                           By: /s/ Thomas H. Roulston
                               --------------------------
                               Thomas H. Roulston II, Chairman

                           GRANTEE:

                           TRANS EUROPEAN SECURITIES INTERNATIONAL LLP

                           By: /s/ Neil Pike
                               -----------------
                               Neil Pike, Designated Member

                                  Exhibit 10.1
                                  Page 10 of 13

                                    EXHIBIT A

PERMANENT PARCEL NO.       ACRES
--------------------       -------
01 05-00-008-000-011       133.200

13 01-00-057-000-012        38.060

13 01-00-072-000-013        45.140

08 05-00-009-000-090        38.890

08 05-00-009-000-078         0.240

08 05-00-010-101-046         7.060

08 05-00-091-102-015        45.720

08 05-00-092-000-016        52.290

08 05-00-092-000-017         5.210

08 05-00-009-000-092        68.380

01 05-00-091-101-014        21.320

01 05-00-092-000-018       176.680

01 05-00-093-000-021       240.070

01 05-00-094-102-024        45.080
                           -------

                       TOTAL ACREAGE    917.340

                                  Exhibit 10.1
                                  Page 11 of 13

                                    EXHIBIT B

      1. MEMORANDUM OF OPTION

      THIS MEMORANDUM OF OPTION ("Memorandum") is made this _____ day of _______________, 2004, by and between _________________________ a[n]
_________________________ ("Grantor") and _________________________ a[n]
_________________________ ("Grantee"). Grantor and Grantee represent as follows:

      1. THE NAME AND ADDRESS OF THE GRANTOR IS

         _________________________________

         _________________________________

         _________________________________

         _________________________________

      2. THE NAME AND ADDRESS OF THE GRANTEE IS

         _________________________________

         _________________________________

         _________________________________

         _________________________________


      3. The Grantor and Grantee entered into a certain Option Agreement for Purchase of Real Property dated __________, 2004 (the "Option Agreement") wherein Grantor granted an exclusive option to Grantee for the purchase of certain real property located in the County of __________, State of Ohio (the "Property"), more fully described in Exhibit A, attached hereto and incorporated herein.

      4. The option granted pursuant to the Option Agreement and rights of Grantee thereunder shall automatically expire no later than __________, 2004, unless extended in writing by the parties thereto.

                         [NO FURTHER TEXT ON THIS PAGE]

                                  Exhibit 10.1
                                  Page 12 of 13

      IN WITNESS WHEREOF, the parties hereto have executed this Memorandum Option on the date first above written.

                     GRANTOR:

                     _____________________________________________

                     By: _________________________________________

                     Title: ______________________________________

                     GRANTEE:

                     _____________________________________________

                     By: ________________________________________

                     Title: ______________________________________

                                  Exhibit 10.1
                                  Page 13 of 13